SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                December 3, 1999

                              BELLSOUTH CORPORATION
             (Exact name of registrant as specified in its charter)


            Georgia                 1-8607            58-1533433
          (State or other          (Commission      (IRS Employer
          jurisdiction of           File Number)     Identification
          incorporation)                                 No.)


    Room 15G03, 1155 Peachtree Street, N. E., Atlanta, Georgia    30309-3610
           (Address of principal executive offices)               (Zip Code)


               Registrant's telephone number, including area code
                                 (404) 249-2000

Item 5.  Other Events

Restatement of Second and Third Quarter 1999 Results
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On December 3, 1999, BellSouth announced that it is restating its second quarter and third quarter 1999 results for the accounting treatment of an asset swap. See Exhibit 99a for a complete copy of the related press release.


Earnings guidance
---------------------------------
BellSouth reiterated that it expects reported earnings per share growth for the full year 1999 to be in the 19-21 percent range.


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       Cautionary Language Concerning Forward-Looking Statements
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Statements that do not address historical performance are based on our assumptions and estimates and are subject to risks and uncertainties. For these statements, we claim the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.

Factors that could affect future operating results and financial position and could cause actual results to differ materially from those expressed in the forward-looking statements are:

o a change in economic conditions in domestic or international markets where we operate or have material investments which would affect demand for our services;

o the intensity of competitive activity and its resulting impact on pricing strategies and new product offerings;

o    further delay in our entry into the interLATA long distance market;

o higher than anticipated start-up costs or significant up-front investments associated with new business initiatives;

o    unanticipated   higher   capital   spending  from  the  deployment  of  new
     technologies;

o unsatisfactory results in regulatory actions including access reform, universal service, terms of interconnection and unbundled network elements and resale rates; and

o failure to satisfactorily identify and complete Year 2000 software and hardware revisions by us and third parties.

This list of cautionary statements is not exhaustive. These and other developments could cause our actual results to differ materially from those forecast or implied in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this filing. We have no obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

                              SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




BELLSOUTH CORPORATION


By:  /s/ W. Patrick Shannon
      W. Patrick Shannon
      Vice President and Controller
      December 3, 1999